Report of Independent Registered
Public Accounting Firm

To the Board of Managers and
Members of Center Coast Core
MLP Fund I, LLC

In planning and performing our
audit of the financial statements
of Center Coast Core MLP Fund I,
LLC (the Fund) as of November 30,
2015 and for the year then ended,
in  accordance  with  the  standards
of  the  Public  Company Accounting
Oversight  Board (United States),
we considered the Funds internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for  designing
our auditing procedures for the
purpose of expressing our opinion
on  the  financial statements
and to comply with the requirements
of Form NSAR, but  not  for  the
purpose of expressing an opinion on
the effectiveness of the Funds
internal  control  over  financial
reporting. Accordingly, we express
no such opinion.

The  management  of  the  Fund  is
responsible for establishing and
maintaining effective   internal
control  over  financial  reporting.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
A funds internal control over financial
reporting  is  a  process  designed
to  provide reasonable assurance regarding
the  reliability  of  financial  reporting
and  the  preparation  of financial
statements for external purposes in
accordance with generally accepted
accounting principles (GAAP).
A funds internal control over financial
reporting includes  those  policies  and
procedures that (1) pertain to the
maintenance of records   that,
in  reasonable  detail,  accurately
and  fairly  reflect  the transactions
and dispositions of the assets of the company
(2) provide reasonable assurance  that
transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
reporting exists when the design or  operation
of a control does not allow management or
employees, in the normal course   of   performing
their   assigned  functions,  to  prevent  or
detect misstatements  on  a  timely  basis.
A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is reasonable possibility that a material misstatement of the Funds annual financial statements will not be prevented or detected on a timely basis.

Our  consideration  of  the Funds internal control
over financial reporting was for  the  limited
purpose  described  in  the  first  paragraph
and  would not necessarily disclose all
deficiencies in internal control that might be
material weaknesses   under  standards  established
by  the  Public  Company  Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of November 30, 2015.

This report is intended solely for the
information and use of management and
the Board of Managers of the Fund and
the Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than these
specified parties.

/s/ KPMG LLP
Short Hills, New Jersey
January 29, 2016